1

                                                                  CONFORMED COPY



                                    AMENDED AND RESTATED AMENDMENT NO. 5 dated
                           as of March 12, 1999, as amended and restated as of April 12, 1999 (this "AMENDMENT"), to the Credit Agreement dated as of January 7, 1998, as amended by Amendment No. 1 and Waiver dated as of March 16, 1998, Amendment No. 2 and Waiver dated as of May 21, 1998, Amendment No. 3 and Waiver dated as of July 16, 1998, and Amendment No. 4 dated as of November 12, 1998 (the "CREDIT AGREEMENT"), among DENNY'S, INC., a California corporation, EL POLLO LOCO, INC., a Delaware corporation, FLAGSTAR ENTERPRISES, INC., an Alabama corporation, FLAGSTAR SYSTEMS, INC., a Delaware corporation, QUINCY'S RESTAURANTS, INC., an Alabama corporation (each of the foregoing, except for FLAGSTAR ENTERPRISES, INC. and QUINCY'S RESTAURANTS, INC., for purposes of this Amendment and the Credit Agreement, individually, a "BORROWER" and, collectively, the "BORROWERS"), ADVANTICA RESTAURANT GROUP, INC., a Delaware corporation ("PARENT"), the Lenders (as defined in Article I of the Credit Agreement) and THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "SWINGLINE LENDER"), as issuing bank (in such capacity, the "ISSUING BANK", as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

                  A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

                  B. Parent and the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement.

                  C. The Required Lenders are willing to agree to such amend-ments, on the terms and subject to the conditions set forth herein.

                  D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement after giving effect to this Amendment.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendment and Acknowledgment. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i) by inserting the following definitions in the appropriate alphabetical order:

                           "'ADVANTICA GUARANTEE' shall mean the guarantee of
                  Parent, in form and substance reasonably satisfactory to the Required Lenders and the Administrative Agent, of all liabilities (i) under the New FRI-M Credit Agreement of each permitted borrower and each other guarantor thereunder, (ii) under any Interest Rate Protection Agreement (as defined in this Agreement except, for purposes of this definition, that the term "Loan Party" as used in the definition of the term "Interest Rate Protection Agreement" shall mean any borrower or guarantor under the New FRI-M Credit Agreement) of FRI-M or any of its subsidiaries entered into with a counterparty that is a lender under the New FRI-M Credit Agreement (or an Affiliate thereof) at the time such Interest Rate Protection Agreement is entered into and (iii) with respect to overdrafts and related liabilities of each permitted borrower and each other guarantor under the New FRI-M Credit Agreement owed to Chase or its Affiliates or to the



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                                                                               2

                  administrative agent under the New FRI-M Credit Agreement or its Affiliates and arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds."

                           "'FRD SENIOR NOTES' shall mean FRD's 12-1/2% Senior
                  Notes due 2004."

                           "'FRD SENIOR NOTES INDENTURE' shall mean the
                  Indenture with respect to the FRD Senior Notes between FRD and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof."

                           "'FRI-M' shall mean FRI-M Corporation, a Delaware
                  corporation and a direct, wholly owned subsidiary of FRD."

                           "'FRI-M CREDIT AGREEMENT' shall mean the Credit
                  Agreement dated as of May 23, 1996, as heretofore amended, among FRD, FRI-M, certain financial institutions and Credit Lyonnais New York Branch, as administrative agent."

                           "'FRI-M TRANSACTIONS' shall mean (a) any repurchases
                  of the New Senior Notes effected in accordance with Section 6.08(a)(iii), (b) the designation of FRD and its subsidiaries as "Subsidiaries" for purposes of the New Senior Notes Indenture in accordance with the terms thereof", (c) the execution and delivery of the Advantica Guarantee and the New FRI-M Credit Agreement and (d) the repayment of all amounts owed under the FRI-M Credit Agreement, the termination of all commitments and guarantees thereunder and the release of all mortgages, pledges and liens associated therewith."

                           "'NEW FRI-M CREDIT AGREEMENT' shall mean collectively
                  (a) a credit agreement among FRD, FRI-M and certain financial institutions (i) under which up to $70,000,000 is available for borrowings by (or the issuance of letters of credit for the benefit of) FRI-M or any wholly owned subsidiary of FRI-M that is a permitted borrower thereunder and (ii) that is reasonably satisfactory in form and substance to the Required Lenders and the Administrative Agent and (b) all related guarantees (other than the Advantica Guarantee), security documents, pledge agreements and mortgages entered into in connection with such credit agreement."

                           "'REMAINING H&Q NET CASH PROCEEDS' shall mean, at any
                  time, (a) $245,000,000 LESS (b) the aggregate amount of the Net Cash Proceeds of the Enterprise Sale and the Quincy's Sale that prior to such time has been applied (i) to pay Indebtedness, (ii) to purchase New Senior Notes (including pursuant to any Net Proceeds Offer (as defined in the New Senior Notes Indenture) and pursuant to Section 6.08(a)(iii) or 6.08(a)(iv)), (iii) to incur Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k)),
                  (iv) to make investments or (v) for any other purpose other than to effect the SRT Defeasance.";

                  (ii) by substituting the words "U.S. Bank Trust" for the words "First Trust" in the definition of the term "New Senior Notes Trustee".

                  (iii) by deleting after the words "the lesser of" in the definition of the term "Consolidated Total Debt" the remaining text of such definition and substituting in its place the following:

                  "(x) the Remaining H&Q Net Cash Proceeds as of such date and
                  (y) the aggregate amount of all cash and cash equivalents of Parent, the Borrowers and the Specified Subsidiaries (excluding the Defeasance Eligible Investments (as



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                                                                               3

                  defined in the Real Estate Financing Documents) acquired in connection with the SRT Defeasance) that would be set forth on a consolidated balance sheet of Parent, the Borrowers and the Specified Subsidiaries prepared as of such date in accordance with GAAP.";

                  (iv) by adding (x) after the phrase "(a) any amendment or supplement to the Real Estate Financing Documents, the New Senior Notes Documents " in the definition of the term "Permitted Amendments" the words ", the New FRI-M Credit Agreement, the Advantica Guarantee" and
         (y) after the phrase "(b) any amendment or supplement (i) to the Real Estate Financing Documents, the New Senior Notes Documents " in the same definition the words ", the New FRI-M Credit Agreement, the Advantica Guarantee ".

                  (b) Section 6.01 of the Credit Agreement is hereby amended by deleting the word "and" after the semicolon at the end of clause (i)(D), deleting the period at the end of clause (j) and substituting therefor "; and" and adding the following new clause (k):

                  "(k) the Advantica Guarantee."

                  (c) Section 6.04 of the Credit Agreement is hereby amended as follows:

                  (i) by deleting the word "FRD" in clause (l) and substituting therefor the words "FRI-M and its subsidiaries (including for such purpose all investments made by Parent in FRD prior to the effectiveness of the amendments to this Section 6.04(l) set forth in Amendment No. 5 to this Agreement dated March 12, 1999)", deleting the figure "$75,000,000" in clause (l) and substituting therefor "$85,000,000"; and

                  (ii) by deleting the word "and" after the semicolon in clause
         (l), deleting the period at the end of clause (m) and substituting therefor "; and" and adding the following new clause (n):

                  "(n) the Advantica Guarantee and payments and the performance of other obligations thereunder."

                  (d) Section 6.07 of the Credit Agreement is hereby amended by substituting the following new Section 6.07 for the existing Section 6.07:

                  "Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except (i) for the Advantica Guarantee and payments and the performance of other obligations thereunder and (ii) that Parent, any Borrower or any Specified Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Parent, such Borrower or such Specified Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; PROVIDED that Parent may issue and distribute to its stockholders that are Affiliates rights to purchase preferred stock and/or common stock of Parent to the extent that such rights are permitted to be issued and distributed to Parent's stockholders pursuant to Section 6.06(a)(iii)."

                  (e) Section 6.08 of the Credit Agreement is hereby amended as follows:

                  (i) by substituting the following new Section 6.08(a) for the existing Section 6.08(a):

                  "(a) Make any voluntary or optional payments, prepayments or redemptions of principal or premium or voluntarily repurchase, acquire or retire for value prior to the stated maturity with respect to Indebtedness (other than Indebtedness arising under the Loan Documents); PROVIDED that:



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                                                                               4

                           (i) the Mortgage Notes may be repaid with the proceeds of the Real Estate Refinancing,

                           (ii) Parent or the Subsidiaries may make up to an aggregate of $2,000,000 in prepayments of Indebtedness of Enterprises retained by Parent or any Subsidiary in connection with the Enterprises Sale, and

                           (iii) Parent shall be permitted to purchase voluntarily New Senior Notes from time to time, PROVIDED that (A) the purchase price of any such New Senior Note, not to exceed such New Senior Note's then current Fair Market Value, shall be funded from and shall reduce the Remaining H&Q Net Cash Proceeds,
                           (B) immediately after giving effect to such a purchase, (x) the aggregate consideration paid by Parent with respect to all purchases of New Senior Notes pursuant to this clause (iii) shall not exceed $23,000,000, (y) the aggregate principal amount of all New Senior Notes purchased pursuant to this clause (iii) shall not exceed $20,000,000 and (z) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (C) Parent promptly cancels such New Senior Notes;

                  PROVIDED FURTHER that such payments shall be permitted to retire Indebtedness to the extent required under a "due on sale" clause applicable to any disposition of assets permitted under Section 6.05.";

                  (ii) by substituting the following new Section 6.08(b) for the existing Section 6.08(b):

                  "(b) Except for Permitted Amendments, permit, or permit any Subsidiary to permit, any waiver, supplement, modification, amendment, termination or release of the New Senior Notes Documents, the Real Estate Financing Documents, the documentation in respect of the Real Estate Refinancing, the New FRI-M Credit Agreement, the Advantica Guarantee or any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock is outstanding."; and

                  (iii) by inserting at the end of Section 6.08 the following new section:

                           "(c) If, as a result of the receipt of any cash
                  proceeds by Parent or any Subsidiary in connection with an Asset Sale, FRD or Parent would be required by the terms of the FRD Senior Notes Indenture or the New Senior Notes Indenture to make an offer to repurchase FRD Senior Notes or New Senior Notes, respectively, prior to the respective maturity dates of such Notes, then Parent shall or shall cause one or more of the Subsidiaries to invest such cash proceeds in assets or businesses of Parent or the Subsidiaries in a manner that is permitted by the other provisions of this Agreement and that will eliminate any requirement under the FRD Senior Notes Indenture or the New Senior Notes Indenture to offer to repurchase FRD Senior Notes or New Senior Notes, respectively. Any such investment shall be made prior to the first day on which FRD or Parent would be required to commence a tender offer to repurchase with such cash proceeds FRD Senior Notes or New Senior Notes, respectively, under the FRD Senior Notes Indenture or New Senior Notes Indenture, respectively.".

                  (f) Section 6.10 of the Credit Agreement is hereby amended by deleting after the words " from time to time incur Consolidated Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k))" in the second proviso thereto the remaining text of Section 6.10 and substituting in its place the following:



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                                                                               5

                  "to the extent that such additional Consolidated Capital Expenditures or investments are funded solely from (and shall reduce) the Remaining H&Q Net Cash Proceeds at such time (PROVIDED that immediately after giving effect to any such additional Consolidated Capital Expenditure or investment, the Remaining H&Q Net Cash Proceeds shall not be less than the aggregate principal amount of the Loans outstanding at such time)".

                  (g) Section 6.15 of the Credit Agreement is hereby amended by inserting at the end of Section 6.15 the following:

         "Parent shall not permit FRD to (i) own or acquire any assets (other than shares of capital stock of FRD's subsidiaries, cash and Permitted Investments, PROVIDED that the amount of such cash, together with the Fair Market Value of such Permitted Investments, shall not at any time exceed $500,000 other than on any day on which a payment is due in respect of the FRD Senior Notes, in which event FRD may during such day hold additional cash in an amount up to the aggregate amount of such payment) or (ii) incur any liabilities (other than (A) liabilities under the FRD Senior Notes Indenture, the FRI-M Credit Agreement and the New FRI-M Credit Agreement, (B) liabilities imposed by law, including tax liabilities, and (C) other liabilities incidental to its existence and permitted business and activities).".

                  SECTION 2. Effectiveness Date. Section 1(a)(i) as it relates to the definition of the term "Remaining H&Q Net Cash Proceeds", 1(a)(ii), 1(a)(iii), 1(c)(i), 1(e)(i) and 1(f) shall become effective immediately following the satisfaction of the conditions set forth in Section 4(a) hereof. Sections 1(a) (i) (other than as it relates to the definition of the term "Remaining H&Q Net Cash Proceeds"), 1(a)(iv), 1(b), 1(c)(ii), 1(d), 1(e)(ii), 1(e)(iii) and 1(g) of this Amendment shall only become effective on the Effectiveness Date. The "Effectiveness Date" shall be specified by Parent and the Borrowers and shall be a date not later than May 31, 1999, as of which all the conditions set forth or referred to in Sections 4(a) and (b) hereof shall be satisfied. Parent and the Borrowers shall give the Administrative Agent not less than two Business Days' written notice proposing a date as the Effectiveness Date to the Administrative Agent. Sections 1(a) (i) (other than as it relates to the definition of the term "Remaining H&Q Net Cash Proceeds"), 1(a)(iv), 1(b), 1(c)(ii), 1(d), 1(e)(ii), 1(e)(iii) and 1(g) of this Amendment shall terminate at 5:00 p.m., New York City time, on May 31, 1999, if the Effectiveness Date shall not have occurred at or prior to such time.

                  SECTION 3. Representations and Warranties. Parent and the Borrowers represent and warrant to the Administrative Agent and to each of the Lenders that:

                  (a) This Amendment has been duly authorized, executed and delivered by Parent and each of the Borrowers and constitutes their legal, valid and binding obligations, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  (d) Immediately after the consummation of the FRI-M Transactions on the Effectiveness Date, (i) the fair value of the assets of each Loan Party and each borrower or guarantor under the New FRI-M Credit Agreement (each, a "FRI-M Loan Party"), at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;



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                                                                               6

         (ii) the present fair saleable value of the property of each Loan Party and each FRI-M Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party and each FRI-M Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party and each FRI-M Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effectiveness Date.

                  SECTION 4. Conditions to Effectiveness. (a) Effectiveness of Sections 1(a) through 1(g) of this Amendment shall be subject to satisfaction of all of the following conditions:

                  (i) All legal matters incident to this Amendment shall be satisfactory to the Required Lenders, to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (ii) There shall be no litigation, arbitration or administrative proceeding or consent decree that would reasonably be expected to have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise), prospects or material agreements of Parent and the Subsidiaries, taken as a whole, or on the ability of Parent and the Subsidiaries to consummate the FRI-M Transactions.

                  (iii) The Administrative Agent shall be reasonably satisfied with the liquidity, and sufficiency of amounts available under the Credit Agreement to meet the ongoing working capital and other cash requirements, of Parent and the Subsidiaries following the consummation of the FRI-M Transactions.

                  (iv) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Parent, each of the Borrowers and the Required Lenders.

                  (b) Effectiveness of Sections 1(a) (i) (other than as it relates to the definition of the term "Remaining H&Q Net Cash Proceeds"), 1(a)(iv), 1(b), 1(c)(ii), 1(d), 1(e)(ii), 1(e)(iii) and 1(g) shall be subject to the satisfaction of all of the following further conditions:

                  (i) On or prior to the Effectiveness Date, the FRI-M Transactions shall have been consummated on terms and conditions reasonably satisfactory to the Required Lenders and the Administrative Agent and in accordance with all applicable laws, statutes, consents, decrees, rules and regulations and after giving effect thereto, no default or event of default would exist under, nor would the consummation of the FRI-M Transactions conflict with, or result in any termination or suspension of, the FRD Senior Notes Indenture, the New Senior Notes Indenture, the Credit Agreement, as amended hereby, the New FRI-M Credit Agreement, the Advantica Guarantee or any other material agreement of Parent or any Subsidiary.

                  (ii) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel for Parent and the Borrowers, substantially to the effect set forth in Exhibit A hereto, (A) dated the Effectiveness Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the FRI-M Transactions as the Administrative Agent shall reasonably request, and Parent and the Borrowers hereby request such counsel to deliver such opinions.




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                                                                               7

                  (iii) All legal matters incident to the New FRI-M Credit Agreement and the Advantica Guarantee shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (iv) There shall be no litigation, arbitration or administrative proceeding or consent decree that would reasonably be expected to have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise), prospects or material agreements of FRD and its subsidiaries, taken as a whole.

                  (v) The representations and warranties set forth in Section 3 hereof and the representations and warranties set forth in the New FRI-M Credit Agreement shall be true and correct with the same effect as if made on the Effectiveness Date, except to the extent such representations and warranties expressly relate to an earlier date, and the Administrative Agent shall have received a certificate, dated the Effectiveness Date and signed by a Financial Officer of Parent, confirming compliance with such condition.

                  (vi) The Board of Directors of Parent shall have designated FRD and its subsidiaries as "Subsidiaries" for purposes of the New Senior Notes Indenture in accordance with the terms thereof, and the Administrative Agent shall have received a copy of the resolutions of the Board of Directors of Parent authorizing such designation together with (A) a reasonably detailed calculation of the Fixed Charge Coverage Ratio (as defined in the New Senior Notes Indenture) for the four fiscal quarters last preceding the date of consummation of the FRI-M Transactions, determined on a pro forma basis to give effect to the FRI-M Transactions in accordance with Section 3.11 of the New Senior Notes Indenture and showing a Fixed Charge Coverage Ratio (as defined in the New Senior Notes Indenture) for such period on such a pro forma basis of at least 2:1, and (B) a certificate of the Chief Financial Officer of Parent as to the accuracy and basis of such calculations, in form and substance reasonably satisfactory to the Administrative Agent.

                  (vii) A majority of the disinterested members of the Board of Directors of FRD shall have made a determination that the Advantica Guarantee is on "Fair Terms" (as defined in the FRD Senior Notes Indenture) and the Administrative Agent shall have received a copy of the resolutions of the Board of Directors of FRD reflecting such determination.

                  SECTION 5. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. On and after the Effectiveness Date, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                  SECTION 6. Loan Document. This Amendment shall be a Loan Document for all purposes.

                  SECTION 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

                  SECTION 8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.



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                                                                               8


                  SECTION 9. Expenses. Parent and the Borrowers agree to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                  ADVANTICA RESTAURANT GROUP, INC.,

                                  by   /s/ Kenneth E. Jones
                                    -----------------------------
                                  Name: Kenneth E. Jones
                                  Title: Vice President and Treasurer


                                  DENNY'S, INC.,

                                  by   /s/ Kenneth E. Jones
                                    -----------------------------
                                  Name: Kenneth E. Jones
                                  Title: Vice President and Treasurer


                                  EL POLLO LOCO, INC.,

                                  by   /s/ Kenneth E. Jones
                                    -----------------------------
                                  Name: Kenneth E. Jones
                                  Title: Vice President and Treasurer


                                  FLAGSTAR SYSTEMS, INC.,

                                  by   /s/ Kenneth E. Jones
                                    -----------------------------
                                  Name: Kenneth E. Jones
                                  Title: Vice President and Treasurer


                                  THE CHASE MANHATTAN BANK,  by
                                  Chase Securities Inc., as agent,

                                  by   /s/ Amanda Tepper
                                    -----------------------------
                                  Name: Amanda Tepper
                                  Title: Vice President




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                                                                               9

                                  THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,

                                  by   /s/ Lawrence Palumbo, Jr.
                                    -----------------------------
                                  Name: Lawrence Palumbo, Jr.
                                  Title: Vice President


                                  BHF-BANK AKTIENGESELLSCHAFT

                                  by
                                    -----------------------------

                                  Name:
                                  Title:


                                  GREEN TREE FINANCIAL SERVICING CORPORATION,

                                  by   /s/ C. A. Gouskos
                                    ------------------------------
                                  Name: C. A. Gouskos
                                  Title: Senior Vice President


                                  JACKSON NATIONAL LIFE INSURANCE COMPANY, as
                                  Assignee, by PPM Finance, Inc., its attorney in fact,

                                  by
                                    -----------------------------

                                  Name:
                                  Title:


                                  KZH CRESCENT LLC,

                                  by
                                    -----------------------------
                                  Name:
                                  Title:




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                                                                              10

                                  KZH SHOSHONE LLC

                                  by   /s/ Virginia Conway
                                    -----------------------------
                                  Name: Virginia Conway
                                  Title: Authorized Agent


                                  KZH CNC LLC,

                                  by   /s/ Virginia Conway
                                    -----------------------------
                                  Name: Virginia Conway
                                  Title: Authorized Agent


                                  THE LONG-TERM CREDIT BANK OF
                                  JAPAN, LIMITED, NEW YORK BRANCH,

                                  by
                                    -----------------------------
                                  Name:
                                  Title:


                                  PAM CAPITAL FUNDING LP

                                  by
                                    -----------------------------
                                  Name:
                                  Title:


                                  FLEET BUSINESS CREDIT CORPORATION,

                                  by   /s/ Mark Flamm
                                    -----------------------------
                                  Name: Mark Flamm
                                  Title: Vice President


                                  TORONTO DOMINION (TEXAS), INC.

                                  by   /s/ Azar S. Azarpour
                                    -----------------------------
                                  Name: Azar S. Azarpour
                                  Title: Vice President



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